Exhibit 99.3

*Please Detach and Mail in the Envelope Provided*

@ROAD, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 16, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned stockholder of @Road, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders of the Company (the "Special Meeting") and Proxy Statement, each dated [*], 2006 and hereby appoints Krish Panu and Michael Martini or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting to be held on February 16, 2007 at 10:00 a.m, local time, at 47071 Bayside Parkway, Fremont, California 94538, and at any adjournment or postponement thereof, and to vote all shares of stock of the Company which the undersigned would be entitled to vote at said Special Meeting if then and there personally present, on the matters set forth below:

(Continued and to be signed on the reverse side)

        *Please detach along perforated line and mail in the envelope provided.*

PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors unanimously recommends your vote FOR the matters set forth below.

1.
	To adopt the Agreement and Plan of Merger ("Merger Agreement"), dated as of December 10, 2006, by and among Trimble Navigation Limited ("Trimble"), Roadrunner Acquisition Corp., a wholly owned subsidiary of Trimble, and @Road, Inc. and the transactions contemplated by the Merger Agreement, including the merger:	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.
	To grant the persons named as proxies discretionary authority to vote to adjourn the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of adopting the Merger Agreement and the transactions contemplated by the Merger Agreement, including the merger:	FOR ☐	AGAINST ☐	ABSTAIN ☐

In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting, or any postponement(s) or adjournment(s) thereof. No proxy marked against Proposal 1 will be voted in favor of adjournment or postponement of the Special Meeting for the purpose of allowing time to enlist proxies in favor of adoption of the Merger Agreement.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE PROPOSAL SET FORTH IN PARAGRAPH 1 TO ADOPT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT, INCLUDING THE MERGER; AND (2) FOR GRANTING THE AUTHORITY SET FORTH IN PARAGRAPH 2.

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signor is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.